SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

September 19, 2005

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

(301) 315-9040

 (Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

On September 17, 2005 our shareholders approved an amendment to our certificate of incorporation to increase the number of authorized shares of common stock from 600,000,000 to 1,500,000,000 and the authorized number of preferred shares from 5,035,425 to 20,035,425. The increase in our authorized shares of common stock and preferred stock could have a dilutive effect on the earnings per share, voting power and share holdings of current stockholders. The increase in authorized shares could also be used by our management as an anti-takeover device to defeat a hostile attempt to acquire control of Mobilepro Corp. through such means as issuing more shares of common stock to dilute the voting power of the outstanding shares and to increase the cost to acquire control of Mobilepro Corp. or as a means to impede the efforts of stockholders to elect directors other than those nominated by the then-current Board of Directors.

Item 8.01 Other Events.

On September 17, 2005 at our annual meeting of shareholders our shareholders submitted the following number of shares in favor of the proposals (“FOR”), against and as abstentions:

1. Election of Directors:

	FOR	AGAINST	ABSTAIN
Jack W. Beech	211,982,567	454,324	1,206,912

Chris Macfarland	212,421,890	195,001	1,206,912

Michael G. O’Neil	212,309,890	127,001	1,206,912

Don Sledge	212,231,790	205,101	1,206,912

Jay O. Wright	212,306,391	130,500	1,206,912

2. Proposal To Approve An Increase In The Number Of Shares Available Under Our 2001 Equity Performance Plan From 1,000,000 TO 30,000,000.

FOR:	192,761,179	AGAINST:	20,319,865	ABSTAIN:	562,759

3. Proposal To Amend Our Certificate Of Incorporation To Increase The Authorized Number Of Shares Of Common Stock From 600,000,000 TO 1,500,000,000 And The Authorized Number Of Preferred Shares From 5,035,425 TO 20,035,425.

FOR:	192,340,467	AGAINST:	20,266,987	ABSTAIN:	1,036,349

4. Proposal To Approve The Ratification Of The Appointment Or Bagell, Josephs, & Company LLC As Our Independent Registered Public Accounting Firm For The Fiscal Year Ending March 31, 2006.

FOR:	212,386,147	AGAINST:	674,232	ABSTAIN:	583,424

5. Proposal To Adjourn Or Postpone The Annual Meeting To August 31, 2005 To Permit Further Solicitation Of Proxies In The Event That An Insufficient Number Of Shares Is Present In Person Or By Proxy To Approve The Proposals Presented At The Annual Meeting.

FOR:	200,467,967	AGAINST:	12,224,339	ABSTAIN:	951,497

Item 9.01 Financial Statement and Exhibits.

On September 19, 2005, we issued a press release to announce the strong support from our shareholders in favor of the above proposals. A copy of the press release is attached at an Exhibit under Item 9.01 (c) of this report.

(c)	Exhibits Furnished.

99.1	Press Release, dated September 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
President and Chief Executive Officer MOBILEPRO CORP.

Date: September 23, 2005